Exhibit 99.1

Contact:
Kathy Taylor
Southwall Technologies Inc.
Phone: (650) 798-1200

Southwall Announces 2010 Fourth Quarter and Full Year Results

PALO ALTO, Calif.--(BUSINESS WIRE)--March 28, 2011--Southwall Technologies Inc. (OTCQB: SWTXD), an energy efficiency company that develops and manufactures high-performance films and glass products that save energy and reduce carbon emissions in buildings, homes and cars, announced fourth quarter 2010 revenue of $10.5 million, an increase of 22% as compared to the fourth quarter of 2009, reflecting stabilizing markets for our products. Full year 2010 revenue was $45 million, a 40% increase over 2009. The full-year revenue increase was primarily due to growth in the automotive and window film markets, as well as the addition of our glass segment resulting from the acquisition of a controlling interest in our insulating glass joint venture.

Net income before the Series A Preferred Dividend and fully diluted earnings per share for the fourth quarter of 2010 were $4.7 million and $0.63, respectively, as compared with net income before the Series A Preferred Dividend of $1.2 million and fully diluted earnings per share of $0.16 in the fourth quarter of 2009. Operating margins were lower in the fourth quarter of 2010 due to losses from our glass business and lower gross margins from automotive and architectural products.  These lower margins were more than offset by the one-time reversal of a valuation allowance on deferred tax assets in the quarter. Operating income in 2010 was $6.3 million compared to $3.5 million in 2009 due to higher sales and improved operational efficiencies.  These more than offset expenses attributed to the acquisitions of a controlling interest in Southwall Insulating Glass, LLC and of Crown Operations, Ltd.

 “We are pleased with the 2010 performance that has enabled continued investment in long-term growth initiatives”, said Dennis Capovilla, president and chief executive officer. “The acquisition of Crown Operations and controlling interest in our joint venture expands our capabilities beyond film, moves us closer to the customer, and makes it easier for customers to integrate the performance of our core film technologies into their products. In an environment of increasing fuel costs and growing awareness of climate change, we believe that customers will increasingly turn to energy efficiency solutions such as ours to meet their energy savings and emission reduction goals.”

About Southwall Technologies Inc.

Southwall Technologies is the leading innovator of energy-saving films and glass products that dramatically improve the energy efficiency of buildings, homes and cars. Southwall is an ISO 9001/14001-certified manufacturer with customers in over 25 countries around the world.

This press release may contain forward-looking statements, including, without limitation, statements regarding the Company's expectations, beliefs, intentions, or strategies regarding the future.  All forward-looking statements in this press release are based on information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statements.  These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those presented.  These risks include the possibility that the Company’s expected future results will be materially worse than estimated, that the Company may not continue to be profitable in future quarters or may not be able to achieve future long-term growth, that there will be a decline in one or more portions of our business in 2011 or thereafter, that the Company will not be successful in improving operations performance or controlling costs, that the Company will suffer a decline in manufacturing or financial effectiveness, that the Company’s new product development will not be successful, that there may be decreasing demand in certain markets and that the Company will not be able to secure additional financing if required, as well as risks associated with its failure to meet potential covenant requirements under future credit facilities.  Further risks are detailed in the Company's filings with the Securities and Exchange Commission, including those set forth in the Company's most recent Annual Report on Form 10-K for the year ended December 31, 2009, filed on March 25, 2010.
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SOUTHWALL TECHNOLOGIES INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three months ended		Twelve months ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009

Net revenues	$10,548	$8,673	$45,017	$32,103
Cost of revenues	6,413	4,150	24,962	17,704

Gross profit	4,135	4,523	20,055	14,399

Operating expenses:
Research & development	1,124	756	3,733	2,874
Selling, general and administrative	2,972	2,227	10,010	8,037
Restructuring recoveries	-	(56)	-	(56)

Total operating expenses	4,096	2,927	13,743	10,855

Income from operations	39	1,596	6,312	3,544

Interest expense, net	(69)	(78)	(295)	(570)
Other income (expense), net	(102)	(367)	102	2,844

Income (loss) before provision for (benefit from) income taxes	(132)	1,151	6,119	5,818

Provision for (benefit from) income taxes	(4,637)	(20)	(3,678)	154

Net income	4,505	1,171	9,797	5,664

Net loss attributable to noncontrolling interest	(182)	-	(334)	-

Net income attributable to Southwall	4,687	1,171	10,131	5,664

Deemed dividend on preferred stock	123	123	489	489

Net income attributable to common stockholders	$4,564	$1,048	$9,642	$5,175

Net income per share:

Basic	$0.79	$0.18	$1.67	$0.90
Diluted	$0.63	$0.16	$1.39	$0.82

Weighted average shares used in computing net income per share :
Basic	5,782	5,755	5,769	5,746
Diluted	7,433	7,138	7,274	6,897

SOUTHWALL TECHNOLOGIES INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2010	December 31, 2009

ASSETS
Current assets:
Cash and cash equivalents	$13,776	$12,454
Accounts receivable, net	5,902	5,300
Inventories, net	5,536	4,522
Prepaid income taxes	2,017	-
Other current assets	1,901	1,479
Total current assets	29,132	23,755
Property, plant and equipment, net	15,235	14,393
Goodwill	1,854	-
Intangible assets	901	-
Deferred tax and other assets	3,468	156
Total assets	$50,590	$38,304

LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long term debt and capital leases	$1,024	$808
Accounts payable	2,628	1,258
Accrued compensation	1,742	1,395
Other accrued liabilities	4,764	4,274
Total current liabilities	10,158	7,735

Term debt and capital leases	3,511	3,358
Other long term liabilities	112	58
Total liabilities	13,781	11,151

Series A, convertible preferred stock	4,810	4,810

Stockholders' equity:
Common stock	29	29
Capital in excess of par value	78,759	78,291
Accumulated other comprehensive income:
Translation gain on subsidiary	3,466	4,382
Accumulated deficit	(50,228)	(60,359)
Total Southwall stockholders' equity	32,026	22,343
Noncontrolling interest	(27)	-
Total equity	31,999	22,343

Total liabilities, preferred stock
and stockholders' equity	$50,590	$38,304

SOUTHWALL TECHNOLOGIES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Years ended
	December 31,	December 31,
	2010	2009
Cash flows from operating activities:
Net income	$9,797	$5,664
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on acquisition of controlling interest in SIG	(706)	-
Gain on settlement of liability	-	(2,359)
Deferred income tax	(4,414)	(38)
Net excess tax benefits from stock options	(17)	-
(Gain) loss on disposal of property, plant and equipment	33	(4)
Depreciation and amortization	2,813	2,596
Stock-based compensation charge	628	403
(Provision for) recovery of inventory reserves	(300)	107
(Provision for) recovery of returns and allowances reserves	594	(784)
Non-cash effect of acquisition of controlling interest in SIG	(232)	-
Changes in operating assets and liabilities:
Accounts receivable, net	657	(2,230)
Inventories, net	(622)	1,354
Other current and non-current assets	(2,030)	(20)
Accounts payable and accrued liabilities	(595)	539
Net cash provided by operating activities	5,606	5,228

Cash flows from investing activities:
Acquisition of assets of Crown Operations International	(3,302)	-
Acquisition of controlling interest in SIG, net of cash acquired	(195)	-
Restricted cash	-	261
Proceeds from sale of property, plant and equipment	-	34
Expenditures for property, plant and equipment	(1,888)	(1,725)
Net cash used in investing activities	(5,385)	(1,430)

Cash flows from financing activities:
Proceeds from exercise of stock options	273	54
Net excess tax benefits from stock options	17	-
Borrowings from term loan	1,250	-
Investment credit in Germany	379	221
Repayments of term debt and capital leases	(921)	(2,242)
Net cash provided by (used in) financing activities	998	(1,967)

Effect of foreign exchange rate changes on cash	103	(145)

Net increase in cash and cash equivalents	1,322	1,686
Cash and cash equivalents, beginning of year	12,454	10,768

Cash and cash equivalents, end of year	$13,776	$12,454

Supplemental cash flows disclosures:
Interest paid	$309	$508
Income taxes paid	$2,412	$717

Supplemental schedule of non-cash investing and financing activities:
Dividends accrued	$489	$489
Acquisition of interest in SIG	$39	-
Abandonment of leased asset and cancellation of lease with Sound Solutions	$411	-
Deposits applied to acquisition of property, plant and equipment	-	210
Property, plant and equipment acquired through capital leases	$270	$88